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                                                                    EXHIBIT 10.3

                         CONTRACT OF PURCHASE AND SALE


         THIS CONTRACT OF PURCHASE AND SALE (this "Contract") is by and between OCEAN SPRINGS HOTEL COMPANY, a corporation organized under the laws of the State of Mississippi ("Seller"), and HOST FUNDING, INC., a corporation organized under the laws of the State of Maryland ("Purchaser").

                                   ARTICLE 1

                               Sale and Purchase

         SECTION 1.1 Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

                 (a) All of the real property owned by Seller and described on EXHIBIT A attached hereto and made a part hereof (the "Real Property"), together with all right, title and interest of Seller in and to any and all roads, easements, streets and ways bounding the Real Property, and rights of ingress and egress thereto;

                 (b) All Improvements (the "Improvements") owned by Seller and situated upon the Real Property, including, but not limited to, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in or under or hereafter erected, or installed or used in, on or about the Real Property, and constituting the "Sleep Inn" *(sometimes herein called the "Sleep Inn" or a "Sleep Inn") hotel facility located in Ocean Springs, Mississippi;

                 (c) All Personal Property (herein so called), if any, owned by Seller and situated on the Real Property, including, without limitation, all furnishings, fixtures, equipment (including laundry equipment), inventory, supplies and linens used in the normal operations of the Improvements as a "Sleep Inn", and otherwise necessary for the continued operation of the Improvements as a "Sleep Inn" consistent with past practice in its usual manner; and

                 (d) Subject to the provisions hereof, all contracts or agreements, such as maintenance, service, or utility contracts, all warranties, guaranties, indemnities, claims, licenses, permits, leases, or similar documents, including without limitation, franchise and/or licensing agreements, and all other intangible property associated with the Property (collectively, the "Intangible Property").

         SECTION 1.2 The Real Property, the Improvements, the Personal Property and the Intangible Property are hereinafter sometimes collectively referred to as the "Property."

                                   ARTICLE 2

                          Consideration for Conveyance

         SECTION 2.1 The Purchase Price (the "Purchase Price") for the Property to be paid by Purchaser to Seller at Closing shall be an amount equal to Three Million Five Hundred Fifty-Five Thousand and No/100 Dollars ($3,555,000.00). The Purchase Price shall be payable in cash or other immediately available funds at Closing.

                                   ARTICLE 3

                                 Earnest Money

         SECTION 3.1 Upon execution of this Contract, Purchaser will deliver to the Title Company its check in the amount of Five Thousand Two Hundred and No/100 Dollars ($5,200.00), which funds shall constitute the initial earnest money (the "Initial Earnest Money") hereunder. Unless Purchaser has terminated this Contract on or before the expiration of the Due Diligence Period, Purchaser will, on or before the expiration of the Due Diligence Period, deliver to the Title Company its check in the amount of Twenty Thousand Eight Hundred and No/100 Dollars ($20,800.00), which funds shall constitute the additional earnest money (the "Additional Earnest Money") (the aggregate of the Initial Earnest Money and the Additional Earnest Money herein sometimes collectively referred to as the "Earnest Money").

* "Sleep Inn" is the registered trademark and/or sales mark of Choice Hotels, Inc.





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Upon delivery by Seller to the Title Company of the Additional Earnest Money,
the Earnest Money will become non-refundable, except as otherwise specifically set forth in this Contract. The Title Company shall hold the Earnest Money in an interest-bearing account reasonably satisfactory to Seller and Purchaser. All interest which accrues on the Earnest Money shall constitute a portion of the Earnest Money and shall be disbursed with the Earnest Money as provided elsewhere herein.

                                   ARTICLE 4

                 Survey, Title Policy and Environmental Reports

         SECTION 4.1 Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser the most recent survey (the " Original Survey") of the Real Property and the Improvements within Seller's Possession.

         SECTION 4.2 Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser the most recent title policy (the "Original Title Policy") with respect to the Property within Seller's possession, together with legible copies of all documents (the "Original Title Documents") constituting exceptions to Seller's title as reflected in the Original Title Policy, including legible copies of the current plat, if any, filed in the map or plat records.

         SECTION 4.3 Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser the most recent environmental report or reports (the "Original Environmental Report") with respect to the Property within Seller's possession.

         SECTION 4.4 Purchaser shall have a period of ten (10) days (the "Original Title, Survey and Environmental Review Period") from its receipt of the last of the Original Survey, the Original Title Policy, the Original Title Documents and the Original Environmental Report, to review the Original Survey, the Original Title Policy, the Original Title Documents and the Original Environmental Report (collectively, the "Original Title, Survey and Environmental Report") and to object in writing to Seller as to any matters therein to which Purchaser objects (the "Original Objections"). If Purchaser fails to so object prior to the expiration of the Original Title, Survey, and Environmental Review Period, Purchaser shall, subject to the provisions of
Section 4.5 hereof, be deemed to have approved and accepted the Original Title, Survey, and Environmental Report, and all matters set forth on Schedule B of the Original Title Policy shall be deemed Permitted Exceptions (the "Permitted Exceptions"), and Purchaser shall accept title to the Property subject to such Permitted Exceptions. If Purchaser notifies Seller in writing of any Original Objections prior to the expiration of the Original Title, Survey and Environmental Review Period, Seller shall then have a period of ten (10) days to cure the Original Objections, or to notify Purchaser in writing of any Original Objections Seller cannot, or elects not to, cure (the "Original Cure Notice"). Seller shall have no obligation to cure any of the Original Objections; provided, however, Seller shall be obligated to cure any Original Objections to any liens or other encumbrances granted by Seller after the Effective Date. Upon Purchaser's receipt of the Original Cure Notice, Purchaser shall have a period of five (5) days to either (i) terminate this Contract, and be entitled to the return of the Initial Earnest Money, with neither party hereto being obligated to the other except as to Purchaser's liability pursuant to Section 6.1 hereof, or (ii) waive the Original Objections and proceed to Closing with all uncured Original Objections constituting Permitted Exceptions.

         SECTION 4.5 Notwithstanding anything contained in Section 4.4 hereof to the contrary, if Purchaser does not terminate this Contract on or before the expiration of the Due Diligence Period (but after Purchaser has delivered the Additional Earnest Money to the Title Company):

                 (a) Seller shall, at is sole cost and expense and within ten (10) days following the expiration of the Due Diligence Period, have prepared and delivered to Purchaser a current survey (the "Current Survey") of the Real Property and the Improvements, prepared by Surveyor reasonably acceptable to Purchaser and the Title Company and otherwise meeting the requirements of and containing a certification reasonably acceptable to the Title Company and Purchaser. The Current Survey shall also be in a form sufficient to permit the Title Company to delete the standard survey exception, except as to shortages in area;

                 (b) Seller shall, at Seller's sole cost and expense and within ten (10) days following the expiration of the Due Diligence Period, have prepared and delivered to Purchaser a current commitment (the "Current Title Commitment") for the issuance of an Owner's Policy of Title Insurance to Purchaser through the First American Title national closing offices located at Republic Title of Texas, Inc., 300 Crescent Court, Suite 100, Dallas, Texas 75201, Attention: William A. Kramer (the "Title Company") and, from a title insurance underwriter acceptable to Purchaser, together with legible copies of all documents (the "Current Title Documents") constituting exceptions to Seller's title as reflected in the Current Title Commitment, including legible copies of the current plat, if any, filed in the map or plat records;





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                 (c)      Purchaser shall, at Purchaser's sole cost and expense
and within ten (10) days following the expiration of the Due Diligence Period, have prepared and delivered to Purchaser a current environmental report (the "Current Environmental Report") with respect to the Property; and

                 (d) Purchaser shall have a period of five (5) days (the "Current Title, Survey and Environmental Review Period") from its receipt of the last of the Current Title Commitment, the Current Title Documents, the Current Survey and the Current Environmental Report to review the Current Title Commitment, the Current Title Documents, the Current Survey and the Current Environmental Report (collectively, the "Current Title, Survey and Environmental Report") and to object in writing to Seller as to any matters therein to which Purchaser objects (the "Current Objections"); provided, however, that any Current Objections must be based upon matters which are variances or differences between the Original Title Policy, the Original Title Documents, the Original Survey and/or the Original Environmental Report, and the Current Title Report, the Current Title Documents, the Current Survey and/or the Current Environmental Report and which are otherwise material in nature in Purchaser's reasonable judgment. If Purchaser fails to so object prior to the expiration of the Current Title, Survey, and Environmental Review Period, Purchaser shall be deemed to have approved and accepted the Current Title, Survey and Environmental Report, and all matters set forth therein shall be deemed Permitted Exceptions. If Purchaser notifies Seller in writing of any Current Objections prior to the expiration of the Current Title, Survey and Environmental Review Period, Seller shall then have a period of ten (10) days to cure the Current Objections, or to notify Purchaser in writing of any Current Objections Seller cannot, or elects not to, cure (the "Current Cure Notice"). Seller shall have no obligation to cure any of the Current Objections; provided, however, Seller shall be obligated to cure any Current Objections to any liens or other encumbrances granted by Seller after the Effective Date. Upon Purchaser's receipt of the Current Cure Notice, Purchaser shall have a period of five (5) days to either (i) terminate this Contract, and be entitled to the return of the Earnest Money with neither party hereto being obligated to the other except as to Purchaser's liability pursuant to Section
6.1 hereof, or (ii) waive the Current Objections and proceed to Closing with all uncured Current Objections constituting Permitted Exceptions.

         SECTION 4.6 At Closing, Seller shall furnish Purchaser (the cost and expense for same, including any additional premium for the survey exception deletion, to be split equally between Seller and Purchaser) with an Owner's Policy of Title Insurance (the "Title Policy") issued through the Title Company on the standard form in use in the State of Mississippi, from a title insurance underwriter otherwise reasonably acceptable to Purchaser, insuring good and marketable title to the Property in Purchaser, subject only to the Permitted Exceptions and the standard printed exceptions, except:

                 (a) The exception relating to restrictions against the Property shall be endorsed by the Title Company to read "none of record", except for such restrictions as may be included in the Permitted Exceptions;

                 (b) The exception relating to discrepancies, conflicts or shortages in area or boundary lines, or any encroachment or any overlapping of improvements which a survey might show shall be modified, at Purchaser's option, but at Seller's expense, to delete such exceptions, except as to shortages in area; and

                 (c) The exception relating to ad valorem taxes shall except only to taxes owing for the current and subsequent years not yet due and payable.

                                   ARTICLE 5

                        Additional Items to be Furnished
                             to Purchaser by Seller

         SECTION 5.1 Within ten (10) days after the Effective Date, Seller shall make available to Purchaser and its authorized representatives, for review at the offices of Seller, or deliver to Purchaser and its authorized representatives true, complete and legible copies of, the following items, data and/or information to the extent Seller is in possession or control of such items:

                 (a) maintenance, service or utility contracts, warranties, guarantees, licenses, permits (including franchise or license agreements relating to the operation of the Sleep Inn), plans, drawings, engineering reports, specifications, site plans, and certificates of occupancy, relating to the Property or the operation of the Sleep Inn;

                 (b) All of the real estate and personal property tax statements with respect to the Property for the years 1994 and 1995;

                 (c) Utility invoices relating to the Property from January 1, 1994 to the present, to the extent available;





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                 (d)      The casualty, extended coverage, and general
         liability insurance policies relating to the Property, together with a certification from Seller that no claims have been made thereunder except as otherwise disclosed to Purchaser by Seller;

                 (e) Any financial statements prepared by or for Seller regarding the Property and/or the Sleep Inn, including monthly income and expense statements for the Property and/or the Sleep Inn from January 1, 1994, to the present, in the form customarily used by Seller (and accompanying data), and such other financial and operational data as Purchaser shall reasonably require for the years 1994, 1995, and 1996.

                 (f) A list of the amount and nature of the capital expenditures incurred with respect to the Property and/or the Sleep Inn during the preceding twenty-four (24) months;

                 (g) The most recent franchise inspection reports prepared by the franchisor or licensor and with respect to the Property and/or the Sleep Inn;

                 (h)      An inventory of the Personal Property, if any;

                 (i) Any leases and other documents relating to existing telephone, computer and other support services with respect to the Property and/or the Sleep Inn; and

                 (j) Any ground or similar type leases with respect to or associated with the Property and/or the Sleep Inn.

         Purchaser and its authorized representatives may, at their sole cost and expense, make copies of any of the foregoing items, data and/or information made available to them at the offices of Seller and remove same from the offices of Seller for further review and evaluation.

         SECTION 5.2 Notwithstanding anything to the contrary contained in this Contract, all information provided by Seller to Purchaser for Purchaser's evaluation of the Property, including, but not limited to, all of the items delivered or made available by Seller to Purchaser and it authorized representatives pursuant to Section 5.1 above, is confidential, and Purchaser agrees except as provided in Section 5.1 above and herein, not to reproduce, disseminate, discuss, or in any way distribute or disclose to any third party any information concerning the Property delivered by Seller to Purchaser and its authorized representatives. Purchaser agrees to immediately return to Seller all items previously delivered or made available to Purchaser and its authorized representatives by Seller pursuant to Section 5.1 above upon the termination of this Contract for whatever reason. Purchaser recognizes the sensitive nature of dealing with on-site employees and personnel and, in this regard agrees not to disclose the existence of this Contract, or the contents or nature thereof, to any employees or personnel of Seller on-site at the Property during its inspections of the Property undertaken pursuant to Section
6.1 hereof; provided, if Seller can conclusively prove, in a court of competent jurisdiction, that through the gross negligence or willful misconduct of Purchaser and/or its authorized representatives, the existence of this Contract, or the contents or nature thereof, was disclosed to any such employees or personnel, Purchaser shall be liable for and shall pay to Seller liquidated damages in an amount equal to $5,000.00 through forfeiture of that portion of the Escrow Money equal to such $5,000.00 liquidated damages. Notwithstanding the foregoing, Purchaser may distribute or disclose such information to any potential lender of Purchaser, and to Purchaser's agents, attorneys, representatives and independent contractors engaged by Purchaser in connection with the tests, studies, evaluations and inspections undertaken pursuant to Section 6.1 of this Contract. Seller agrees not to disclose the name of Purchaser to any third party until after the expiration of the Due Diligence Period.

                                   ARTICLE 6

                              Due Diligence Period

         SECTION 6.1 Notwithstanding anything to the contrary contained herein, and in consideration of $100 paid by Purchaser to Seller as independent consideration for this Contract, Purchaser shall have forty-five (45) days from and after the Effective Date (the "Due Diligence Period") within which to conduct any and all engineering and economic feasibility studies of the Property (including the Sleep Inn and its operation) and the competitive market, which Purchaser may, in its sole discretion, deem necessary to determine whether or not the Property is suitable for Purchaser's intended use thereof. If Purchaser notifies Seller in writing on or before the expiration of the Due Diligence Period that Purchaser does not desire to consummate the transaction contemplated by this Contract, for any reason whatsoever, this Contract shall terminate, and the Initial Earnest Money shall be immediately returned to Purchaser by the Title Company, and the parties hereto shall have no further obligations one to the other hereunder. If Purchaser fails to so terminate this Contract prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have accepted the Property and shall proceed to Closing pursuant to the terms and conditions hereof. Unless Purchaser timely terminates this





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Contract as provided in this Section 6.1, or pursuant to Article 4 hereof, the
Earnest Money shall, except as otherwise specifically set forth in this Contract, be non-refundable, and shall be applied as provided in this Contract, unless Seller is unable or unwilling to satisfy all conditions stated in this Contract to which Purchaser's obligations hereunder are subject, in which case, the Earnest Money shall be refunded to Purchaser. Purchaser hereby indemnifies, holds harmless, and agrees to defend Seller from and against any loss, cost, or expense resulting from any entry by Purchaser, or any employee, agent, principal of, or independent contractor with, Purchaser, upon the Property in connection with any tests or evaluations conducted by Purchaser during the Due Diligence Period, or any lien asserted by any third party as a result thereof. This provision shall survive the termination of this Contract and Closing.

                                   ARTICLE 7

                     Damage or Destruction Prior to Closing

         SECTION 7.1 In the event the Improvements should be damaged by any casualty event prior to Closing, and if the cost of repairing such damage, as estimated by a contractor retained by Purchaser, is (a) less than $50,000.00, then at Closing, Seller shall pay to Purchaser all insurance proceeds payable for such damage, together with an amount in cash equal to the deductible required to be paid by the applicable insurance policies, and this Contract shall be closed without Seller's repairing such damage; or (b) more than $50,000.00, then Purchaser may elect to terminate this Contract upon written notice to Seller on or before ten (10) days after Seller has given written notice to Purchaser of the fact that damage has occurred to the Property; but if Purchaser does not timely elect to terminate this Contract, Seller shall pay to Purchaser, at Closing, all insurance proceeds payable for such damage, together with an amount in cash equal to the deductible required to be paid by the applicable insurance policies, and this Contract shall be closed without Seller's repairing such damage. If Purchaser elects to terminate this Contract in accordance with this Section 7.1, then (a) the terms and conditions hereof shall be null and void, (b) the Initial Earnest Money or the Earnest Money, as applicable, shall be disbursed by the Title Company to Purchaser, and (c) neither Purchaser nor Seller shall have any further liability or obligation pursuant to the terms and conditions hereof other than Purchaser's liability pursuant to Section 6.1 hereof.

         SECTION 7.2 In the event all or any portion of the Real Property should be the subject of the actual filing, or any written threat, of any condemnation or other eminent domain proceeding prior to Closing, then Purchaser, within ten (10) days after being notified in writing by Seller of such eminent domain proceeding or threatened proceeding, and being furnished with copies of all material documents relating thereto, shall either (a) terminate this Contract, whereupon the Initial Earnest Money or the Earnest Money, as applicable, shall be returned to Purchaser and the parties hereto shall have no further obligations one to the other hereunder, other than Purchaser's liability pursuant to Section 6.1 hereof, or (b) elect to close the transaction contemplated by this Contract, in which event any and all damages payable as a result of such eminent domain proceedings shall be paid to Purchaser.

                                   ARTICLE 8

         Representations and Warranties of Seller; Agreements Regarding
                     Environmental Liability and Structures

         SECTION 8.1 As of the Effective Date hereof, Seller represents and warrants to Purchaser that:

                 (a) Seller has good and marketable fee simple title to the Real Property, which will be subject to the Permitted Exceptions;

                 (b) No condemnation or other eminent domain proceedings have been instituted or, to Seller's current actual knowledge, threatened against the Property;

                 (c) To the best of Seller's knowledge, (i) all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, relating to the Property, have been complied with, (ii) the present operation of the Property is in compliance with all such ordinances, rules and regulations, and (iii) the present occupation of the Property is in accordance with certificates of occupancy and other permits and licenses issued or required by appropriate governmental authorities;

                 (d) Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1954 ("IRC");

                 (e) All items furnished to Seller in accordance with Article 5 of this Contract are, in all material respects, accurate, complete, and true as of the date furnished and will be as of the Closing Date;





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                 (f)  Seller has received no written notice of any threatened, and there currently is no pending, litigation which involves or affects the Property, except to the extent covered by insurance maintained by Seller or on behalf of Seller;

                 (g) Other than as set forth herein, or disclosed to Purchaser by Seller, there are and will be no material agreements at Closing which Purchaser will be required to assume with respect to the operation of the Property. The term "material agreements" for the purposes of this Section 9.1(g) shall mean any agreements requiring annual expenditure by Seller in excess of $10,000.00, or which are for a term in excess of one (1) year;

                 (h) Seller represents and warrants to the best of its knowledge, and covenants and agrees, that there has been no presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, about, to, or from the Property (or any portion thereof), and, from the date hereof through the Closing Date, it shall not cause or permit the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, about, to, or from the Property (or any portion thereof);

                 (i) Seller has granted no rights of first refusal or options to purchase the Property;

                 (j) The franchise and/or licensing agreements with respect to the Sleep Inn are in full force and effect and Seller is not in default thereunder;

                 (k) Any leases referred to in Sections 5.1 (i) and (j) hereof are in full force and effect and Seller is not in default thereunder; and

                 (l) There are no liabilities with respect to Property, the Sleep Inn or the operations thereof, except as set forth in the Original Title Policy, or the Current Title Commitment, or otherwise disclosed pursuant to the provisions of Article 5 hereof.

         SECTION 8.2 As used in this Contract, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R.
Section 172.101) or by the Environmental Protection Agency s hazardous substances (40 C.F.R. Part 302) and amendments thereto, or such substances, materials, constituents, and wastes which are currently regulated under any applicable local, state, or federal law including, without limitation: (i) petroleum, gasoline or other petroleum derivatives, or additives to gasoline or other petroleum derivatives; (ii) asbestos or asbestos-containing materials;
(iii) polychlorinated biphenyls; (iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act (33 U.S.C. Section 1317); (v) defined as a "hazardous waste" pursuant to section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903)' (vi) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 2 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601); or (vii) any substance the nature, use, manufacture, or effect of which render it subject to federal, state, or local regulation, investigation, removal, or remediation as potentially hazardous or toxic, injurious to human health or welfare, or injurious to the environment.

         SECTION 8.3 Seller agrees to reasonably cooperate with Purchaser and its agents and contractors in connection with Purchaser's inspection of the Property for the existence of any Hazardous Substances.

                                   ARTICLE 9

          Covenants, Conditions and Agreements of Seller and Purchaser

         SECTION 9.1 Seller hereby agrees to, and Purchaser's obligation to close the transaction herein contemplated is conditioned upon, the following:

                 (a) Prior to Closing, Seller shall continue to maintain, operate and manage the Property and the Sleep Inn in the same manner that Seller has heretofore maintained and operated the Property;

                 (b) Seller will pay all expenses, accrued or otherwise, and of any type or kind whatsoever, through the Closing Date with regard to the Property and/or the Sleep Inn;

                 (c) At Purchaser's option and on or prior to Closing, Seller will obtain the resignations of all persons who are employees and personnel associated with the operation of the Sleep Inn; and, on or prior to Closing, Seller will pay any and all costs, expenses and exit payments due with regard to such persons, including final payroll, accrued vacation time and the like;





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                 (d)  Prior to Closing and subject to Section 9.1(e) below,
         Seller will have furnished to Purchaser such consents, assignments, estoppel certificates, transfers or the like, necessary to consummate the transaction contemplated hereby and as requested by Purchaser, including without limitation, those requested by Purchaser in connection with any of the leases referred to in Sections 5.1(i) and
         (j) hereof;

                 (e) Prior to Closing, Seller will have used its best efforts to furnish to Purchaser such consents, assignments, estoppel certificates, transfers and the like necessary from existing franchisors or licensors in order for Purchaser to continue to operate the Property as a Sleep Inn (For such purposes, Seller hereby authorizes Purchaser, but only after Seller has first notified Choice Hotels, Inc. of the existence of this Contract, to during the Due Diligence Period contact Choice Hotels, Inc. directly, in order for Purchaser to determine whether such necessary consents, and assignments will be given by Choice Hotels, Inc. Any such consents or assignments must be without additional cost or penalty to Seller and otherwise in form and substance acceptable to both Seller and Purchaser);

                 (f) Prior to or at Closing, Seller will cancel or terminate any and all management, consulting or similar type agreements with regard to the Sleep Inn;

                 (g) Seller will not, during the pending of this Contract, place any new encumbrances on the Property or modify any franchise or licensing agreements or other documents material to the operation of the Property as a Sleep Inn, without prior written consent of Purchaser; and

                 (h) At Purchaser's option and prior to or at Closing, Seller will terminate or cancel any service contracts or similar types of Intangible Property contracts or rights.

         SECTION 9.2  The representations and warranties contained in Section
9.1 hereof shall be true and correct on the Closing Date, and shall survive Closing. The obligation of Purchaser to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the Closing Date.

                                   ARTICLE 10

                                    Closing

         SECTION 10.1 The consummation of the purchase and sale of the Property in accordance with this Contract ("Closing") hereunder shall be on or before August 1, 1996 (the "Closing Date"), at the California offices of Purchaser, 7825 Fay Avenue, Suite 250, LaJolla, California 92037, or on such other date, or at such other place, as the parties may mutually agree.

         SECTION 10.2 At Closing, and as a condition to Purchaser's obligations hereunder, Seller shall deliver or cause to be delivered to Purchaser each of the following items:

                 (a) A special warranty deed, in a form reasonably acceptable to Purchaser, duly executed and acknowledged by Seller, and in form for recording, conveying good, marketable fee simple title in the Real Property to Purchaser, subject only to the Permitted Exceptions;

                 (b) A bill of sale duly executed and acknowledged by Seller, conveying to Purchaser the Personal Property, if any, with covenants of special warranty, subject only to the Permitted Exceptions;

                 (c) An assignment and assumption, duly executed and acknowledged by Seller and Purchaser, assigning all of Seller's rights under any service contracts, leases (other than the lease described in Section 10.2(d) below) and other Intangible Property contracts or rights affecting the Property, and evidencing Purchaser's assumption of any service contracts and other Intangible Property contracts or rights that Purchaser, in its sole discretion, elects to assume;

                 (d) An assignment and assumption, duly executed and acknowledged by Seller and Purchaser, assigning all of Seller's rights under the lease or leases referred to in Section 5.1(j) hereof, and evidencing Purchaser's assumption of same;

                 (e) An assignment and assumption, in a form reasonably acceptable to Purchaser, duly executed by Seller and Purchaser, assigning all of Seller's rights under any and all franchise and/or license agreements necessary to operate the Property as a Sleep Inn, and evidencing Purchaser's assumption of same (provided Seller and Purchaser have obtained the approval of Choice Hotels, Inc. in form and substance acceptable to both Seller and Purchaser); and any other consents, assignments, terminations, cancellations, resignations, estoppel certificates (or other evidence thereto), required pursuant to Section 9.1 hereof;

                 (f) The Title Policy in the form specified in Section 4.6 hereof;

                 (g) A current certificate from the Secretary of the State of Mississippi or from the Title Company, or other private company in the business of conducting UCC lien searches, reflecting no financing statements (UCC-l's) or other filings pursuant to the Mississippi Uniform Commerce Code;

                 (h) Such evidence or documents as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

                 (i) All keys to all locks on the Property; copies of all operating records pertaining to the Property; all Intangible Property in the possession of Seller; and any and all other books, records, documents, contracts, and data in the possession of Seller and pertaining to the Property, the Sleep Inn and/or the operation thereof;

                 (j) A certification in a form to be provided or approved by Purchaser, signed by Seller under penalties of perjury, containing the following: (i) Seller's U.S. Taxpayer Identification Number; (ii) The business address of Seller; and (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC;

                 (k)  The Agreement Not to Compete.

         SECTION 10.3 At Closing, Purchaser shall deliver to Seller each of the following items:

                 (a) The Purchase Price required by and in the manner specified in Section 2.1 hereof;

                 (b) The agreements described in Sections 10.2(c), (d), (e) and (k) hereof and

                 (c) Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Property.

         SECTION 10.4 At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                 (a) Ad valorem taxes for the Property for the current calendar year shall be prorated to the Closing Date, and Seller shall pay to Purchaser in cash at Closing, or apply the same as an adjustment in the closing statement, Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes for the current calendar year have not been assessed on the Property, such proration shall be estimated based upon the tax rates in effect for the current year and the assessed value of the Property and the Improvements for the preceding year, and if the current tax rates are not yet known, then such proration shall be based upon ad valorem taxes for the immediately preceding calendar year, and adjusted when exact amounts are available.

                 (b) All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, and all other normal operating charges of the Property shall be prorated at Closing effective as of the Closing Date; and

                 (c)  In the event any adjustments pursuant to this Section
         10.4 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice.

         SECTION 10.5 Possession of the Property shall be delivered to Purchaser by Seller at Closing, subject only to such rights of others as have been expressly disclosed herein.

         SECTION 10.6 All costs and expenses not otherwise required to be paid by a particular party hereto as set forth herein shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of real property similar to the Property in the Ocean Springs, Mississippi area; provided, however, that Purchaser shall pay any recording costs and any mortgage and/or deed of trust related taxes and costs; Seller, Purchaser, and Walter Broadfoot of Mid-South Hotel Brokers shall equally share in the payment of all transfer, or other similar taxes and costs incident to the transfer of the Property to Purchaser; and provided further, Seller and Purchaser shall, subject to the provisions of Section 14.7 hereof, pay their own respective legal fees.

                                   ARTICLE 11

                             Real Estate Commission

         SECTION 11.1 Seller agrees to pay a real estate commission to Mid-South Hotel Brokers (the "Broker"), if, and only if, the transaction herein contemplated proceeds to Closing. Seller hereby indemnifies, holds Purchaser harmless and agrees to defend Purchaser from any claim, demand, loss, cost, expense or damage arising from any claim for a real estate commission by any party claiming through or under Seller other than the Broker, all such commissions being payable by Seller. Purchaser hereby indemnifies, holds Seller harmless and agrees to defend Seller from any claim, demand, loss, cost, expense or damage arising from any claim for a real estate commission by any party claiming through or under Purchaser.

                                   ARTICLE 12

                              Remedies on Default

         SECTION 12.1 If this Contract is terminated by Purchaser pursuant to any one or more Sections hereof which entitle Purchaser to terminate this Contract, Purchaser shall be entitled to the return of the Earnest Money (including the interest earned thereon). If the sale contracted for herein is not consummated due to a failure on the part of Seller in the performance of any of its obligations hereunder ("Seller Default"), then Purchaser shall either (i) terminate this Contract and accept the return of the Earnest Money together with any interest thereon, or (ii) sue for specific performance, as its sole and exclusive remedies, Purchaser hereby waiving the right to bring a suit for damages, and waives all other remedies at law or in equity.

         SECTION 12.2 If the sale contracted for herein is not consummated due to Purchaser's failure to perform any of its obligations hereunder ("Purchaser Default") other than a Seller Default, then the Earnest Money, together with all interest thereon, shall be paid to Seller by the Title Company as liquidated damages for such Purchaser Default as Seller's sole and exclusive remedy. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller other than in this Article 12, but Seller shall accept said cash payment as Seller's total damages, relief and remedy.

                                   ARTICLE 13

                            Agreement Not to Compete

         SECTION 13.1 Seller and Purchaser shall at Closing enter into an Agreement Not to Compete (the "Agreement Not to Compete") providing that Seller may not manage, operate or own an interest in any hotel or motel property within a five (5) mile radius of the Property for a period of five (5) years after Closing. The Agreement Not to Compete will be in form and substance mutually agreeable to Seller and Purchaser prior to the expiration of the Due Diligence Period.

                                   ARTICLE 14

                                 Miscellaneous

         SECTION 14.1 All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by Seller to Purchaser or by Purchaser to Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section 14.1. All Notices shall be in writing and delivered to the person to whom the notice is directed, either (a) by telephonic facsimile communication, (b) by Federal Express or other guaranteed overnight delivery service, or (c) by United States Mail, as a registered or certified item, return receipt requested. Any of the Notices may be delivered by the parties hereto or by their respective attorneys. Any notice delivered by telephonic facsimile communication or Federal Express or other guaranteed overnight delivery service shall be deemed effective one (1) day after being transmitted to the applicable telephone facsimile numbers set forth below, if such Notices are sent by telephonic facsimile communication, or when delivered to the addresses set forth below if sent by Federal Express or other guaranteed overnight delivery service. Notices delivered by registered or certified mail shall be deemed effective three (3) days after being deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, with return receipt requested addressed, if to Purchaser, as follows:

                                  Host Funding, Inc.
                                  14800 Quorum Drive, Suite 510
                                  Dallas, Texas   75240
                                  Attention: Michael S. McNulty, President
                                  Telecopy No. 214-991-5446

                                  With copy to:
                                  James M. Duncan
                                  Duncan & Carper
                                  703 McKinney Avenue, Suite 303
                                  Dallas, Texas 75202
                                  Telecopy No. 214-880-0015




and addressed, if to Seller, as follows:

                                  Ocean Springs Hotel Company
                                  226 Tippah Street North
                                  Grand Junction, Tennessee  38039
                                  Attention: Charles Bland, President
                                  Telecopy No. (901) 764-6051

                                  With copy to:
                                  Thomas H. Minor, Esq.
                                  124 East Market Street
                                  Somerville, Tennessee 38068
                                  Fax No. (901) 465-4465

Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address.

         SECTION 14.2 This Contract may not be assigned by Purchaser without Seller's prior written consent. This Contract may not be assigned by Seller without Purchaser's prior written consent, such consent not to be unreasonably withheld or delayed. Any such permitted assignment will be effective only upon assignee's written assumption of all of assignor's obligations and duties hereunder.

         SECTION 14.3 This Contract shall be construed and interpreted in accordance with the laws of the State of Mississippi and the obligations of the parties hereto are and shall be performable in the county wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns".

         SECTION 14.4 This Contract may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

         SECTION 14.5 Each person executing this Contract warrants and represents that he is fully authorized to do so.

         SECTION 14.6 Time is of the essence of this Contract.

         SECTION 14.7 In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

         SECTION 14.8 The descriptive headings of the several Articles, Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 14.9 This Contract, including the Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract; provided, however, that all certifications, representations and warranties of Seller contained in the statements and schedules to be furnished pursuant to Article 5 hereof shall become a part of the Contract as though set forth herein.

         SECTION 14.10 Numerous counterparts of this Contract may have been executed by the parties hereto. Each such executed counterpart shall have the full force and effect of an original executed instrument.

         SECTION 14.11 The obligations of Seller and Purchaser to close this Contract are expressly conditioned upon the simultaneous closing of that certain Contract of Purchase and Sale of even date herewith between Capital Circle Hotel Company and Purchaser and pertaining to the sale by Capital Circle Hotel Company to Purchaser of "Sleep Inn" hotel properties located in Tallahassee, Florida, Destin, Florida and Sarasota, Florida, respectively.

         SECTION 14.12 For purposes of this Contract, the term "Effective Date" shall mean and be defined herein as the date on which at least three (3) fully executed counterpart hereof, together with the Earnest Money, are delivered to the Title Company, as acknowledged by the Title Company in writing in the space hereinafter provided in this Contract.

         SECTION 14.13 This Contract is being presented to Seller and constitutes an offer by Purchaser to purchase the Property from Seller upon the terms and conditions stated herein, which offer must be accepted by Seller's execution of at least three (3) counterparts hereof and returning all three originals to Purchaser on or before Friday, May 24, 1996. If Purchaser fails to deliver the three (3) counterpart originals of this Contract to Seller, by the above date, this Contract shall be of no force or effect and neither party shall have any obligation one to the other.

         EXECUTED on this the 21 day of May, 1996, by Purchaser.

                                   PURCHASER:


                                   HOST FUNDING, INC., a Maryland corporation


                                   By: /s/ MICHAEL MCNULTY
                                       -----------------------------------------
                                       Michael McNulty, President


         EXECUTED on this the 22 day of May, 1996, by Seller.

                                   SELLER:

                                   OCEAN SPRINGS HOTEL COMPANY, a Mississippi
                                     corporation



                                   By: /s/ CHARLES BLAND
                                       -----------------------------------------
                                       Charles Bland, President


         The Contract has been received by the Title Company this the 24th day of May, 1996, which shall be the Effective Date.

                                   First American Title



                                   By: /s/ WILLIAM A. KRAMER
                                       -----------------------------------------
                                   Name: WILLIAM A. KRAMER
                                         ---------------------------------------
                                   Title: VICE-PRESIDENT
                                          --------------------------------------
                                   Address:  c/o Republic Title of Texas, Inc.
                                             300 Crescent Court
                                             Suite 100
                                             Dallas, Texas 75201
                                             Attention: William A. Kramer

                                   EXHIBITS:

Exhibit A             ---       Legal Description

LEGAL DESCRIPTION FOR PARCEL "A"

A PARCEL OF LAND SITUATED IN ROSE FARM NEW ORCHARDS IN THE SOUTHEAST 1/4 OF
SECTION 12, TOWNSHIP 7 SOUTH, RANGE 9 WEST, JACKSON COUNTY, MISSISSIPPI, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

        COMMENCING AT AN IRON PIPE FOUND AT A FENCE CORNER AT THE POINT OF INTERSECTION OF THE EAST MARGIN OF TUCKER ROAD WITH THE SOUTH LINE OF LOT 18, ROSE FARM NEW ORCHARDS; THENCE ALONG A CURVE OF SAID EAST MARGIN OF TUCKER ROAD TO THE LEFT, HAVING A RADIUS OF 1135.12' AND AN ARC LENGTH OF 130.40', TO THE POINT OF BEGINNING, BEING NORTH 15 DEGREES, 26' 17" WEST 130.33'; THENCE FURTHER ALONG A CURVE OF SAID EAST MARGIN TO THE LEFT, HAVING A RADIUS OF 1135.12' AND AN ARC LENGTH OF 316.24', TO AN IRON PIPE FOUND BEING NORTH 26 DEGREES, 42' 34" WEST 315.22', AND LYING ON THE SOUTH LINE OF SECTION "B", ROSE FARM NEW ORCHARDS; THENCE ALONG SAID SOUTH LINE OF SECTION "B", NORTH 89 DEGREES, 35' 38" EAST 506.56'; THENCE SOUTH 00 DEGREES, 24' 22" EAST 282.58'; THENCE SOUTH 89 DEGREES, 35' 38" WEST 366.88' TO THE POINT OF BEGINNING, CONTAINING 2.780 ACRES.